EXHIBIT 99.1


FOR IMMEDIATE RELEASE             CONTACT: Frederick N. Cooper (215) 938-8312
August 25, 2005                                   fcooper@tollbrothersinc.com
                                              Joseph R. Sicree (215) 938-8045
                                                  jsicree@tollbrothersinc.com


   TOLL BROTHERS' RECORD FY 2005 3RD QTR EARNINGS RISE 103% TO $215.5 MILLION
               RECORD 3RD QTR EPS INCREASES 92% TO $1.27 PER SHARE
  EXPECTS NET INCOME GROWTH OF OVER 80% AND EPS GROWTH OF OVER 75% FOR FYE 2005
                RECORD 3RD QTR REVENUES GROW 54% TO $1.56 BILLION
              RECORD 3RD QTR-END BACKLOG IS UP 48% TO $6.43 BILLION
             RECORD 3RD QTR CONTRACTS INCREASE 19% TO $1.92 BILLION


Horsham, PA, August 25, 2005 -- Toll Brothers, Inc., (NYSE:TOL)
(www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record third-quarter and nine-month results for earnings, revenues, backlog and contracts for the periods ended July 31, 2005. The Company's third-quarter net income, revenues and backlog were the highest for any quarter in its history.

Robert I. Toll, chairman and chief executive officer, stated: "We attribute these tremendous results to our team's diligence, our strong land position and the pricing power we enjoy in our affluent markets. While the supply of buildable lots seems increasingly to be constrained by governmental regulation, demographics-driven demand continues to grow. These dynamics have put us on track for our thirteenth consecutive year of record earnings in FY 2005, and, we believe, assuming continued healthy demand, approximately 20% net income growth in both FY 2006 and FY 2007.

"In recent weeks, it appears that bubble mania and reports of a strengthening employment picture with associated interest rate fears have rattled investors. We believe strong job numbers and an improving economy are positive factors for the housing industry, in general, and our luxury niche in particular. Mortgage rates remain low and the projected Fed Funds target of about 4.5% is below its peak in 1994, 1995, 1996, 1997, 1998, 1999 and 2000, which were all years of record home sales for Toll Brothers.

"We believe our success is determined more by our brand name and our well-located communities than by fluctuations in the mortgage market. In the past decade, there have been several periods of mortgage rate hikes, three years in which national housing starts dropped, a recession, and a major stock market decline. None of these have stifled our ability to expand and produce record results.

"We've watched some markets go from overheated to warm and back to hot. It appears to us that the basic fundamentals of wealth accumulation, constrained lot supplies and growing demand should continue to support our business model. With approximately 79,500 lots under control, we believe we can continue on a path of growth for many years to come."

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


Joel H. Rassman, chief financial officer, stated: "Based on our record third quarter backlog of 9,490 homes, we now expect to deliver between 2,750 and 2,850 homes (including deliveries from our recent Landstar acquisition) in our fourth quarter 2005 at an average price of between $675,000 and $685,000. We now expect net income growth of over 80% (and over 75% earnings per share growth) in FY 2005 compared to FY 2004's record results.

"Based on our backlog, we believe we should deliver between 10,200 and 10,600 homes in FY 2006 at an average price of approximately $665,000, which should translate into FY 2006 home building revenues in the range of approximately $6.78 billion to approximately $7.05 billion."

Toll Brothers' financial highlights for the three-month and nine-month periods ended July 31, 2005 (unaudited):

o The Company's FY 2005 third-quarter net income of $215.5 million, the highest for any quarter in our history, grew by 103% over FY 2004's third-quarter net income of $106.0 million, the previous third-quarter record. FY 2005 third-quarter earnings per share of $1.27, also a single quarter record, rose 92% over FY 2004's earnings per share of $0.66.

o FY 2005 third-quarter revenues of $1.56 billion, the highest for any quarter in the Company's history, increased 54% over FY 2004's third-quarter revenues of $1.01 billion, the previous third-quarter record. FY 2005 third-quarter home building revenues of $1.54 billion (2,310 homes), also the highest for any quarter in the Company's history, increased 55% over FY 2004's third-quarter home building revenues of $991.3 million (1,684 homes), the previous third-quarter record. Revenues from land sales totaled $10.6 million for FY 2005's third quarter, compared to $12.9 million in FY 2004's third quarter.

o FY 2005 record nine-month revenues of $3.81 billion increased 57% versus FY 2004's nine-month revenues of $2.43 billion, the previous nine-month record. FY 2005 record nine-month home building revenues of $3.75 billion (5,812 homes) increased 57% over FY 2004's nine-month home building revenues of $2.40 billion (4,232 homes), also the previous nine-month record. FY 2005 revenues from land sales for the nine-month period totaled $21.6 million, compared to $20.9 million in the same period in FY 2004.

o In addition, in the Company's fiscal 2005 third-quarter and nine-month periods, unconsolidated entities in which the Company had an interest delivered $25.7 million (57 homes) and $90.5 million (207 homes), respectively, compared to $12.1 million (30 homes) and $15.5 million (41 homes), respectively, in the same periods of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

                                     *more*

o The Company's record FY 2005 third-quarter contracts of $1.92 billion (2,746 homes), grew by 19% over FY 2004's third-quarter contracts of $1.61 billion (2,329 homes), the previous third-quarter record. In addition, in third quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of $63.4 million (111 homes).

o FY 2005's record nine-month contracts of $5.56 billion (8,100 homes), grew by 35% over FY 2004's total of $4.11 billion (6,436 homes), the previous nine-month record. In addition, in the nine-month FY 2005 period, unconsolidated entities in which the Company had an interest signed contracts of $164.1 million (270 homes).

o FY 2005 third-quarter-end backlog of $6.43 billion (9,490 homes), the highest for any quarter in the Company's history, increased 48% over FY 2004's third-quarter-end backlog of $4.35 billion (6,856 homes), the previous third-quarter record. In addition, at the end of FY 2005's third quarter, unconsolidated entities in which the Company had an interest had a backlog of $149.4 million (237 homes).

o In FY 2005's third quarter, the Company redeemed all of its $100 million of Toll Corp. 8% Senior Subordinated Notes due 2009 and repaid all of its $222.5 million First Huntingdon Finance Corp. Bank Term Loan Facility due 2005. The redemption and repayment resulted in an after-tax charge for the Company's third-quarter and nine-month periods of $0.01 per share (diluted). In FY 2004, the Company's nine-month results included an after-tax charge of $0.03 per share (diluted) due to early retirement of $170 million of 8 1/8% senior subordinated notes due 2009 and the write-off of unamortized debt issuance costs related to the replacement of Toll Brothers' $575 million revolving credit facility with a $1.2 billion revolving credit facility of longer term and lower pricing.


Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 25, 2005, to discuss these results and our outlook for fiscal 2005. Prior to this conference call, the Company intends to file a Form 8-K with the Securities and Exchange Commission containing its guidance for expected results of operations for Fiscal 2005 and Fiscal 2006, which will be discussed on the call. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through October 31, 2005.

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


Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry's highest honors:
America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information, visit tollbrothers.com.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.










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




                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                                    July 31,        October 31,
                                                                                      2005             2004
                                                                                 -------------    --------------
ASSETS                                                                             (Unaudited)

Cash and cash equivalents                                                          $  505,947         $  465,834
Marketable securities                                                                                    115,029
Inventory                                                                           4,840,115          3,878,260
Property, construction and office equipment, net                                       72,735             52,429
Receivables, prepaid expenses and other assets                                        166,858            146,212
Mortgage loans receivable                                                              82,929             99,914
Customer deposits held in escrow                                                       86,721             53,929
Investments in and advances to
     unconsolidated entities                                                          126,566             93,971
                                                                                 ------------    ---------------
                                                                                   $5,881,871         $4,905,578
                                                                                 ============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Loans payable                                                                     $  152,655           $ 340,380
Senior notes                                                                       1,139,743             845,665
Senior subordinated notes                                                            350,000             450,000
Mortgage company warehouse loan                                                       72,149              92,053
Customer deposits                                                                    438,184             291,424
Accounts payable                                                                     261,244             181,972
Accrued expenses                                                                     767,510             574,202
Income taxes payable                                                                 173,708             209,895
                                                                                 ------------    ---------------
     Total liabilities                                                             3,355,193           2,985,591
                                                                                 ------------    ---------------

Stockholders' equity:
Preferred stock, none issued
Common stock                                                                           1,563                 770
Additional paid-in capital                                                           260,178             200,938
Retained earnings                                                                  2,265,808           1,770,730
Unearned compensation                                                                   (760)
Treasury stock                                                                          (111)            (52,451)
                                                                                 ------------    ---------------
     Total stockholders'equity                                                     2,526,678           1,919,987
                                                                                 ------------    ---------------
                                                                                  $5,881,871          $4,905,578
                                                                                 ============    ===============



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



                      TOLL BROTHERS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                       Nine months ended                         Three months ended
                                                             July 31,                                  July 31,
                                              --------------------------------------    ------------------------------------
                                                     2005                2004                  2005                2004
                                              --------------------------------------    ------------------------------------
Revenues:
     Home sales                                       $3,751,594  $2,395,150                    $1,536,499  $  991,264
     Land sales                                           21,608      20,938                        10,583      12,940
     Equity earnings in
      unconsolidated entities                              9,539       6,945                         4,231       5,551
     Interest and other                                   26,575       7,483                        10,583       3,364
                                              --------------------------------------    -------------------------------------
                                                       3,809,316   2,430,516                     1,561,896   1,013,119
                                              --------------------------------------    -------------------------------------

Costs and expenses:
     Home sales                                        2,539,885   1,716,535                     1,023,743     709,484
     Land sales                                           15,707      14,315                         9,612       7,509
     Selling, general and
      administrative expenses                            349,706     270,155                       126,283     103,608
     Interest                                             85,532      59,970                        35,594      24,216
     Expenses related to early
      retirement of debt                                   4,056       8,229                         4,056         481
                                              --------------------------------------    -------------------------------------
                                                       2,994,886   2,069,204                     1,199,288     845,298
                                              --------------------------------------    -------------------------------------

Income before income taxes                               814,430     361,312                       362,608     167,821
Income taxes                                             318,572     132,775                       147,076      61,806
                                              --------------------------------------    -------------------------------------
Net income                                            $  495,858  $  228,537                    $  215,532  $  106,015
                                              ======================================    =====================================

Earnings per share:
     Basic                                            $     3.22  $     1.54                    $     1.39  $      .71
     Diluted                                          $     2.94  $     1.41                    $     1.27  $      .66

Weighted average number of shares:
     Basic                                               153,851     148,398                       155,274     148,705
     Diluted                                             168,426     162,110                       169,843     161,840


Additional information:
   Interest incurred                                  $   87,069  $   85,137                    $   28,921  $   28,632
   Depreciation and
          amortization                                $   17,206  $   11,231                    $    6,327  $    3,895


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


THREE MONTHS ENDED JULY 31,                                         UNITS                            $ (MILL)
                                                          3RD QTR.         3RD QTR.          3RD QTR.         3RD QTR.
CLOSINGS                                                    2005             2004              2005             2004
-------------------------------                          ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                        310              256             184.0           149.8
MID-ATLANTIC (DE, MD, PA, VA)                                   886              616             554.4           314.4
MIDWEST      (IL, MI, OH)                                       178              136             110.7            74.4
SOUTHEAST    (FL, NC, SC)                                       236              205             139.0            97.9
SOUTHWEST    (AZ, CO, NV, TX)                                   361              205             239.2           124.7
WEST COAST   (CA)                                               339              266             309.2           230.1
                                                            -------          -------          --------        --------
                                                              2,310            1,684           1,536.5           991.3
UNCONSOLIDATED ENTITIES                                          57               30              25.7            12.1
                                                            -------          -------          --------        --------
                                                              2,367            1,714           1,562.2         1,003.4
                                                            =======          =======          ========        ========

CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                        459              270             295.1           155.4
MID-ATLANTIC (DE, MD, PA, VA)                                   758              748             522.9           473.8
MIDWEST      (IL, MI, OH)                                       149              164             108.4           105.9
SOUTHEAST    (FL, NC, SC)                                       606              361             360.0           229.5
SOUTHWEST    (AZ, CO, NV, TX)                                   544              455             391.6           300.0
WEST COAST   (CA)                                               230              331             238.2           341.6
                                                            -------          -------          --------        --------
                                                              2,746            2,329           1,916.2         1,606.2
UNCONSOLIDATED ENTITIES                                         111              188              63.4            79.1
                                                            -------          -------          --------        --------
                                                              2,857            2,517           1,979.6         1,685.3
                                                            =======          =======          ========        ========


BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                      1,508            1,051             966.5           596.1
MID-ATLANTIC (DE, MD, PA, VA)                                 2,639            2,305           1,750.8         1,320.6
MIDWEST      (IL, MI, OH)                                       505              458             358.3           279.2
SOUTHEAST    (FL, NC, SC)                                     2,081              696           1,150.1           421.5
SOUTHWEST    (AZ, CO, NV, TX)                                 1,926            1,278           1,315.1           774.7
WEST COAST   (CA)                                               831            1,068             893.0           953.7
                                                            -------          -------          --------        --------
                                                              9,490            6,856           6,433.8         4,345.8
UNCONSOLIDATED ENTITIES                                         237              172             149.4            71.4
                                                            -------          -------          --------        --------
                                                             9,727             7,028           6,583.2         4,417.2
                                                            =======          =======          ========        ========

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




NINE MONTHS ENDED JULY 31,                                           UNITS                            $ (MILL)
                                                           9 MONTHS         9 MONTHS          9 MONTHS         9 MONTHS
CLOSINGS                                                     2005             2004              2005             2004
-------------------------------                           ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                        793              655             447.6           379.1
MID-ATLANTIC (DE, MD, PA, VA)                                 2,308            1,555           1,400.0           789.9
MIDWEST      (IL, MI, OH)                                       414              307             256.8           174.0
SOUTHEAST    (FL, NC, SC, TN)                                   588              518             328.7           243.0
SOUTHWEST    (AZ, CO, NV, TX)                                   914              544             584.0           313.9
WEST COAST   (CA)                                               795              653             734.5           495.3
                                                            -------          -------          --------        --------
                                                              5,812            4,232           3,751.6         2,395.2
UNCONSOLIDATED ENTITIES                                         207               41              90.5            15.5
                                                            -------          -------          --------        --------
                                                              6,019            4,273           3,842.1         2,410.7
                                                            =======          =======          ========        ========


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                      1,273              774             814.5           455.8
MID-ATLANTIC (DE, MD, PA, VA)                                 2,702            2,186           1,778.5         1,273.5
MIDWEST      (IL, MI, OH)                                       473              471             330.8           289.9
SOUTHEAST    (FL, NC, SC, TN)                                 1,450              803             827.7           446.3
SOUTHWEST    (AZ, CO, NV, TX)                                 1,489            1,113           1,049.4           691.8
WEST COAST   (CA)                                               713            1,089             762.9           951.8
                                                            -------          -------          --------        --------
                                                              8,100            6,436           5,563.8         4,109.1
UNCONSOLIDATED ENTITIES                                         270              198             164.1            82.2
                                                            -------          -------          --------        --------
                                                              8,370            6,634           5,727.9         4,191.3
                                                            =======          =======          ========        ========


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